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                                                            Exhibit 99.26(d)(24)

ACCELERATED DEATH BENEFIT FOR TERMINAL ILLNESS AGREEMENT

This agreement is a part of the policy to which it is attached and is subject to all its terms and conditions. This agreement is effective as of the original policy date of this policy unless a different effective date is shown on the policy data pages.

The accumulation value, surrender value, loan value, and death proceeds payable will be reduced by payment of an accelerated death benefit for terminal illness under this agreement.

THE RECEIPT OF ANY ACCELERATED DEATH BENEFIT FOR TERMINAL ILLNESS MAY BE TAXABLE TO YOU. THE ADVICE AND GUIDANCE OF YOUR PERSONAL TAX ADVISOR SHOULD BE OBTAINED PRIOR TO THE RECEIPT OF ANY ACCELERATED DEATH BENEFIT FOR TERMINAL ILLNESS.

WHAT DOES THIS AGREEMENT PROVIDE?

This agreement provides for the payment of an accelerated death benefit for terminal illness when the insured has been certified as having a terminal condition.

DEFINITIONS

When we use the following words, this is what we mean:

ACCELERATED DEATH BENEFIT FOR TERMINAL ILLNESS

The portion of the death benefit that we will pay in advance when the insured has been certified as having a terminal condition.

The maximum accelerated death benefit is reduced by the amount of any irrevocable settlement option you have elected under the terms of the policy or any agreement.

IMMEDIATE FAMILY

The insured's or your spouse, child, parent, grandparent, grandchild, brothers and sisters and their spouses.

INDEBTEDNESS

The sum of any outstanding policy loan and any unpaid policy loan interest.

PHYSICIAN

An individual as defined in Section 1861(r)(1) of the Social Security Act.

A physician does not include you, the insured, or a member of your or the insured's immediate family.

QUALIFYING EVENT

The insured is certified by a physician as having a terminal condition.

TERMINAL CONDITION

A condition caused by sickness or accident which directly results in a life expectancy of 12 months or less.

ELIGIBILITY FOR THE PAYMENT OF AN ACCELERATED DEATH BENEFIT FOR TERMINAL ILLNESS

WHAT ARE THE ELIGIBILITY REQUIREMENTS FOR THE PAYMENT OF ACCELERATED DEATH BENEFITS FOR TERMINAL ILLNESS?

In order for accelerated death benefits for terminal illness to be payable, the following requirements must be met:

(1) the insured must be certified by a licensed physician as having a terminal condition with a life expectancy of 12 months or less due to sickness or accident; and
(2) the policy must be in force.

CLAIM PROCEDURES FOR THE PAYMENT OF AN ACCELERATED DEATH BENEFIT FOR TERMINAL ILLNESS

HOW DO YOU NOTIFY US OF A CLAIM?

A written request for an accelerated death benefit for terminal illness must be sent to us at our home office in St. Paul, Minnesota or any place we designate if the insured is certified as having a terminal condition. The notice should include your name, the insured's name and policy number.

The written request must be received by us within 12 months of the date of the certification of terminal illness. If the written request is received more than 12 months after the date of the certification of terminal illness, a new certification of terminal illness will be required.

WHAT DOCUMENTATION IS REQUIRED TO FILE A CLAIM?

We will require detailed written documentation satisfactory to us which describes and confirms that the insured has a terminal condition. This documentation must include a physician's certification of terminal illness. Once notice of claim is received, we will send you a statement demonstrating the effect of the accelerated death benefit for terminal illness on the cash value, death benefit, premium, cost of insurance charges and policy loans of your policy.


ICC16-20058
                                                Minnesota Life Insurance Company

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WHAT IS REQUIRED IF THE POLICY IS ASSIGNED OR HAS AN IRREVOCABLE BENEFICIARY?

Prior to the payment of any accelerated death benefit for terminal illness, we will require a signed acknowledgement of concurrence for payout from any assignee or irrevocable beneficiary. If we are the assignee under the policy, no acknowledgement is required.

ARE THERE RESTRICTIONS ON LEGAL ACTIONS?

Yes. Any legal action may be brought to recover under this agreement must conform to the laws of the state in which the agreement was delivered or issued for delivery.

DO WE HAVE THE RIGHT TO OBTAIN INDEPENDENT MEDICAL VERIFICATION?

Yes. We may require the insured to be medically examined to verify that the certification of terminal illness is appropriate and consistent with generally accepted standards. In the case of conflicting opinions, eligibility for any accelerated death benefit for terminal illness shall be determined by a third medical opinion provided by a physician that is mutually acceptable to the insured and the company.

If we require a second or third medical opinion we will do so at our own expense.

PAYMENT OF AN ACCELERATED DEATH BENEFIT FOR TERMINAL ILLNESS

TO WHOM WILL PAYMENT OF AN ACCELERATED DEATH BENEFIT FOR TERMINAL ILLNESS BE
MADE?

The accelerated death benefit for terminal illness will be made to you or your estate while the insured is living unless the accelerated death benefit for terminal illness has been otherwise assigned or designated by you.

WHEN WILL PAYMENT OF AN ACCELERATED DEATH BENEFIT FOR TERMINAL ILLNESS BE MADE?

The accelerated death benefit for terminal illness is payable immediately after all required documentation is received in good order.

The accelerated death benefit for terminal illness is subject to the same requirements as the death proceeds with respect to any delay in processing.

WHAT IS THE AMOUNT OF THE ACCELERATED DEATH BENEFIT FOR TERMINAL ILLNESS?

The accelerated death benefit for terminal illness is chosen by the policyowner. The maximum accelerated death benefit for terminal illness benefit payable is equal to:

(1) the death benefit at the time the accelerated death benefit for terminal illness is made; minus
(2) the terminal illness residual amount shown on the data pages; minus
(3) any indebtedness.

The accelerated death benefit for terminal illness will be subject to the following limitations:

(1) The policy is not disqualified as life insurance under Code Section 7702.
(2) The accelerated death benefit for terminal illness is at least equal to the minimum accelerated death benefit for terminal illness shown on the policy data pages.

HOW FREQUENTLY WILL PAYMENT OF AN ACCELERATED DEATH BENEFIT FOR TERMINAL ILLNESS BE MADE?

The accelerated death benefit for terminal illness will be made in a single sum.

WHAT HAPPENS IF THE INSURED DIES AFTER THE OWNER ELECTS TO RECEIVE AN ACCELERATED DEATH BENEFIT FOR TERMINAL ILLNESS, BUT BEFORE A BENEFIT PAYMENT IS MADE?

If the insured dies after the owner elects to receive an accelerated death benefit for terminal illness but before any such benefit payments are made, the election shall be canceled and the death benefit paid to the beneficiary.

ARE POLICY CHANGES, REQUESTS FOR NEW LOANS OR OTHER TRANSACTIONS ALLOWED AFTER RECEIPT OF AN ACCELERATED DEATH BENEFIT FOR TERMINAL ILLNESS?

No. However, if any accelerated death benefit for terminal illness is available you may request additional payments of an accelerated death benefit for terminal illness.

EFFECT OF PAYMENT OF AN ACCELERATED DEATH BENEFIT FOR TERMINAL ILLNESS

DOES PAYMENT OF AN ACCELERATED DEATH BENEFIT FOR TERMINAL ILLNESS AFFECT THE DEATH BENEFIT?

Yes. When a payment of an accelerated death benefit for terminal illness is made, the death benefit is reduced by the amount of the accelerated death benefit for terminal illness.

DOES THE PAYMENT OF AN ACCELERATED DEATH BENEFIT FOR TERMINAL ILLNESS AFFECT THE ACCUMULATION VALUE?

Yes. The accumulation value of the policy is adjusted to equal:

(1) the accumulation value immediately prior to the payment of an accelerated death benefit for terminal illness; multiplied by

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(2) the new death benefit (without regard to policy loan); divided by
(3) the death benefit (without regard to policy loan) immediately prior to the payment of an accelerated death benefit for terminal illness.

DOES THE PAYMENT OF AN ACCELERATED DEATH BENEFIT FOR TERMINAL ILLNESS AFFECT THE POLICY LOAN?

No.

WILL POLICY CHARGES BE WAIVED AFTER A PAYMENT OF AN ACCELERATED DEATH BENEFIT FOR TERMINAL ILLNESS HAS BEEN MADE?

No. However, if the policy accumulation value goes to zero after a payment of an accelerated death benefit for terminal illness has been made, we will waive all policy and agreement charges that would otherwise be assessed against the policy accumulation value.

HOW WILL YOU KNOW THE EFFECT OF THE PAYMENT OF AN ACCELERATED DEATH BENEFIT FOR TERMINAL ILLNESS ON YOUR POLICY?

At the time you receive a payment of an accelerated death benefit for terminal illness, we will provide to you, and any irrevocable beneficiary or assignee, a statement demonstrating the effect of the payment of an accelerated death benefit for terminal illness on the cash value, death benefit, premium, cost of insurance charges and policy loans on your policy.

IS THE REQUEST FOR AN ACCELERATED DEATH BENEFIT FOR TERMINAL ILLNESS VOLUNTARY?

Yes. An accelerated death benefit for terminal illness is not intended to cause you to reduce involuntarily the death proceeds ultimately payable to the named beneficiary. An accelerated death benefit for terminal illness will be made available to you on a voluntary basis only.

If you are required by law to use this option to meet the claims of creditors, whether in bankruptcy or otherwise, you are not eligible for this accelerated death benefit for terminal illness. If you are required by a government agency to use this option to apply for, obtain, or keep a government benefit or entitlement, you are not eligible for this accelerated death benefit for terminal illness.

DOES THIS AGREEMENT AFFECT COVERAGE ON ADDITIONAL INSUREDS UNDER THE POLICY?

No. Coverage on any additional insureds, whether covered under the policy or any agreement attached to this policy, will not be included in the amount available for acceleration.

ADDITIONAL INFORMATION

IS THERE A CHARGE FOR THIS AGREEMENT?

No.

IS THIS AGREEMENT SUBJECT TO THE INCONTESTABILITY AND SUICIDE PROVISIONS OF THE POLICY?

Yes. Those provisions apply to this agreement. The contestable and suicide periods will be measured from the effective date of this agreement.

If this agreement is issued at a date later than the policy, then this agreement will be contestable but only as to the evidence of insurability which we required to issue this agreement.

WHEN DOES THIS AGREEMENT TERMINATE?

This agreement will terminate on the earliest of:

(1) the date the policy is surrendered, or otherwise terminated; or
(2) the date we receive your written request to cancel this agreement; or
(3) the date of the insured's death.

Termination of this agreement shall not prejudice the payment of an accelerated death benefit for terminal illness for any qualifying event that occurred while the agreement was in force.

CAN THIS AGREEMENT BE REINSTATED?

Yes, this agreement can be reinstated under the following conditions:

(1) all of the reinstatement conditions stated in your policy have been satisfied; and
(2) we receive written request from you.


[

/s/ Gary R. Christensen                          /s/ Christopher M. Hilger
--------------------------------------    --------------------------------------
Secretary                                               President]

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